EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-457656 on Form S-3, Post-Effective Amendment No. 7 to Registration Statement No. 033-06004 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 033- 53771 on Form S-8, and Registration Statement Nos. 333-01109, 333-04611, 333-64161, 333-66293, 333-84917, 333-41806, 333-41808, 333-87814 and 333-105203 on Form S-8 of our reports dated February 28, 2008, relating to the consolidated financial statements and financial statement schedule of ITT Corporation and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of new accounting standards) and the effectiveness of the Company’s internal control over financial reporting, (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of ITT Corporation for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
Stamford, Connecticut
February 28, 2008